Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	October 7, 2015, 6:00 a.m. ET	Contact:	Mark Rittenbaum
Lorie Tekorius
Ph: (503) 684-7000

Greenbrier Expects to Exceed EPS Guidance for Fiscal Year;

Announces Orders for 2,900 Railcars Valued at $470 Million

~ Orders diversified, across multiple railcar types ~

~ Over $130 million of capital returned to shareholders ~

Lake Oswego, Oregon, October 7, 2015 – The Greenbrier Companies, Inc. (NYSE:GBX) announced today that it expects to exceed previously provided diluted EPS guidance of $5.70 to $5.85 (excluding non-recurring costs in the third quarter of $0.16 per share) for the fiscal year ended August 31, 2015. These higher expectations are principally driven by increased margins in the Company’s manufacturing segment, which includes lease syndications and a lower than anticipated tax rate related to geographic mix of earnings. In addition, Greenbrier disclosed it received diversified new orders in its fourth quarter ended August 31, 2015 for 2,900 railcar units valued at $470 million. Orders for the quarter include medium and large cube covered hopper cars, automobile carrying cars, boxcars and tank cars. The tank car orders include a recent award for 1,200 tank cars from Saudi Railway Company (SAR). (More details on the SAR order can be found in a separate news release issued today by the Company.)

William A. Furman, Chairman and CEO said, “Our diversified backlog of 41,300 units valued at $4.71 billion as of August 31, 2015 is near all-time highs, giving us visibility well into 2016, 2017 and beyond. Additionally, our recent expansion into Brazil and Saudi Arabia extends our geographical reach into new international markets and further diversifies our business. Production facilities now include major factories in Mexico to serve North America and Latin America; Brazil which can reach African and Latin American export markets; Poland for Europe, near-Asia, Saudi Arabia and other Middle East markets; as well as our flagship factory, Gunderson, in the United States.”

Furman continued, “During our fiscal year 2015, we received orders for 32,400 new railcar units valued at $3.44 billion. The average sales price of $106,000 for the orders received is $11,000 higher than in fiscal year 2014 and is a testament to the value and diversity of railcar types ordered.”

“We have recently confirmed production schedules with many of our major customers, including those operating in the energy sector, and have received no order cancellations. In select

- More -

Greenbrier Expects to Exceed EPS Guidance for Fiscal Year; . . . (Cont.)	Page 2

cases, we have worked with customers to change product mix or reschedule a portion of production, in return for attractive current and future benefits to Greenbrier. These changes, which are consistent with our longstanding practices, have freed production capacity to receive orders in areas of rising demand such as automotive, and medium and large cube covered hopper cars.”

“We remain confident in the strength of our strategy and integrated business model and are committed to achieving operational excellence in each of our businesses. Our strategy to diversify our product mix, add efficient, flexible capacity in low-cost facilities, increase revenue diversity in international markets, and drive considerably more value through our leasing model is paying off. We anticipate another strong year in our fiscal 2016, and expect to generate significant free cash flow.”

Furman concluded, “Greenbrier will continue a balanced approach of reinvesting free cash flow into projects that generate high rates of return, seeking acquisitions in our core competencies and returning capital to shareholders. Since we initiated our share repurchase program in October 2013, we have returned over $130 million of capital to shareholders through the repurchase of 2.3 million shares and payment of dividends.”

Certain orders in this release are subject to customary documentation and completion of terms. A portion of the orders reflect an assumed product mix; the exact product mix will be determined in the future which may impact the dollar amount of backlog.

Greenbrier expects to release its August 31, 2015 fourth quarter and fiscal year-end financial results and hold its related quarterly conference call on Friday, October 30, 2015. Details for accessing the conference call will be issued on or about October 23, 2015.

About Greenbrier

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in our 4 manufacturing facilities in the U.S. and Mexico and marine barges at our U.S. manufacturing facility. Greenbrier also sells reconditioned wheel sets and provides wheel services at 9 locations throughout the U.S. We recondition, manufacture and sell railcar parts at 4 U.S. sites. Greenbrier is a 50/50 joint venture partner with Watco Companies, LLC in GBW Railcar Services, LLC which repairs and refurbishes freight cars at 33 locations across North America, including 12 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through our operations in Poland. Greenbrier owns approximately 9,300 railcars, and performs management services for approximately 260,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the

- More -

Greenbrier Expects to Exceed EPS Guidance for Fiscal Year; . . . (Cont.)	Page 3

Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, inefficiencies associated with expansion or start-up of production lines or increased production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

# # #